Exhibit 5.1

THOMPSON & KNIGHT LLP
AUSTIN
ATTORNEYS AND COUNSELORS	DALLAS
FORT WORTH
THREE ALLEN CENTER	HOUSTON
333 CLAY STREET • SUITE 3300	NEW YORK
HOUSTON, TEXAS 77002-4499	SAN ANTONIO
(713) 654-8111
FAX (713) 654-1871	ALGIERS
www.tklaw.com	LONDON
MEXICO CITY
MONTERREY
PARIS
RIO DE JANEIRO
SÃO PAULO
August 6, 2009	VITÓRIA

Petrohawk Energy Corporation

1000 Louisiana Street, Suite 5600

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Petrohawk Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of (i) the registration statement on Form S-3ASR (File No. 333-137347) (the “Registration Statement”) which was filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, on September 15, 2006, and (ii) the prospectus supplement dated August 5, 2009 (the “Prospectus Supplement”) and filed with the Commission on August 6, 2009, under Rule 424(b)(2) as promulgated under the Securities Act, relating to the sale by the Company of 25,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), to be sold in an underwritten public offering pursuant to that certain Underwriting Agreement dated August 5, 2009 (the “Underwriting Agreement”) by and among the Company and the underwriters named in the Underwriting Agreement, and relating to the sale by the Company of an additional 3,750,000 shares of Common Stock, which may be sold upon exercise by the underwriters of their option to purchase additional shares of Common Stock granted by the Company in the Underwriting Agreement. For the purposes hereof, the term “Securities” shall refer to the shares of Common Stock that may be sold under the Underwriting Agreement, including shares sold pursuant to any exercise of the underwriters of their option to purchase additional shares.

In connection with the opinion expressed herein, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the Prospectus Supplement, the Underwriting Agreement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

Petrohawk Energy Corporation

August 6, 2009

Based on the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that the Securities have been duly authorized by all necessary corporate action on the part of the Company and, when sold as described in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

In rendering the opinion expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein has been modified, rescinded or withdrawn after the date hereof.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein. Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the reference to this firm in the Prospectus Supplement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Securities and to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K. The foregoing, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/S/ THOMPSON & KNIGHT LLP

WTH

HRB